UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
December 23, 2004

Maxtor Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-16447 (Commission File No.)	77-0123732 (I.R.S. Employer Identification No.)

500 McCarthy Blvd.
Milpitas, California 95035
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 894-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

     On December 23, 2004, Maxtor Corporation (the “Company”) and Quantum Corporation (“Quantum”) entered into a “Mutual General Release and Global Settlement Agreement” (the “General Release”) by which the parties, among other things, (i) amended the “Tax Sharing and Indemnity Agreement” dated April 2, 2001 among Quantum, Insula Corporation and the Company (the “Tax Sharing Agreement”), filed as Exhibit 2.4 to the Company’s Form 8-K filed April 17, 2001 and (ii) amended the “Transitional Services Agreement” dated April 2, 2001 among Quantum, Insula Corporation and the Company (the “Services Agreement”), filed as Exhibit 2.5 to the Company’s Form 8-K filed April 17, 2001. The parties entered into the Tax Sharing Agreement and Services Agreement in connection with the acquisition by the Company of Quantum’s hard disk drive business on April 2, 2001. A discussion of the Company’s obligations under the Tax Sharing Agreement is provided within “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Provision for Income Taxes” in the Company’s Form 10-K for the fiscal year ended December 27, 2003 and Form 10-Q for the period ended September 25, 2004. The Company’s obligations under the Services Agreement had been completed, other than the matters resolved by the General Release.

     Under the General Release, the parties (a) clarified the parties’ obligations as well as rights to any tax refunds with respect to the Internal Revenue Service’s audits of Quantum for the fiscal years ending March 31, 1997 through and including March 31, 1999, (b) agreed upon control of and payment of fees and costs associated with the Internal Revenue Service’s audit of Quantum for the fiscal years ending March 31, 2000 through and including March 31, 2002, (c) settled certain claims that the parties had with each other, and (d) released and discharged each other from certain claims that the parties had with each other. The amendments to the Tax Sharing Agreement and the Services Agreement material to the Company are further described below:

     The General Release amended the Tax Sharing Agreement in the following respects material to the Company:

     1. Section 1 of the Tax Sharing Agreement provided for the sharing of the tax liabilities of the HDD business acquired by the Company and the DSS business retained by Quantum for periods prior to April 2, 2001. The Company and Quantum have disputed the operation of this section. Under the General Release all claims arising under this section are released and the section is terminated in its entirety.

     2. Section 3(a) of the Tax Sharing Agreement provided for the Company’s indemnity of Quantum for various taxes attributable to periods prior to April 2, 2001. Under the Tax Sharing Agreement, this indemnity obligation was limited to the sum of $142,000,000 plus 50% of the excess over $142,000,000. As of the time of entering into the Tax Sharing Agreement the Company concluded that the likelihood of this tax indemnity obligation exceeding $142,000,000 in the aggregate was remote. As of September 25, 2004 the Company had paid $8,303,368 under this tax indemnity. Since September 25, 2004 the Company made additional payments of $246,240 under this tax indemnity. Under the General Release, the Company’s remaining tax indemnity liability under section 3(a) for all tax claims (other than the IRS audit of Quantum for the fiscal years ending March 31, 1997 through and including March 31, 1999) is limited to $8,760,000. In addition, under the General Release, the Company shall have no tax indemnity liability for the IRS audit of Quantum for the fiscal years ending March 31, 1997 through and including March 31, 1999, except in circumstances that the Company believes are remote.

     3. Under the Tax Sharing Agreement, the Company has the right to control the contest of a claimed tax deficiency that would be subject to indemnity and is responsible for the costs of such contest. Under the General Release, the Company and Quantum shall jointly control the Internal Revenue Service audit of Quantum for the fiscal years ending March 31, 2000 through and including March 31, 2002, and shall share such audit defense costs.

     4. In all other material respects the Tax Sharing Agreement is unchanged.

     The General Release amended the Services Agreement in the following respects material to the Company:

     1. Under the Services Agreement, Quantum provided certain transitional services to the Company. The Company and Quantum disputed amounts owed under the Services Agreement. Under the General Release, all claims arising under the Services Agreement are released.

     2. In all other material respects the Services Agreement is unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2004

MAXTOR CORPORATION
By:	/s/ Duston M. Williams
	Name:	Duston M. Williams
	Title:	Executive Vice President, Finance and Chief Financial Officer